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                                                                   Exhibit 21.1


                         SUBSIDIARIES OF REGISTRANT

     The following is a listing of all subsidiaries of The Seibels Bruce Group, Inc. as of December 31, 1999:

SUBSIDIARY

Agency Specialty of Kentucky, Inc.                              Kentucky

America's Flood Services, Inc.                                  California

Catawba Insurance Company                                       South Carolina

Consolidated American Insurance Company                         South Carolina

FLT Plus, Inc.                                                  South Carolina

Graward General Companies, Inc.                                 Tennessee

Investors National Life Insurance Company of South Carolina     South Carolina

Policy Finance Company                                          South Carolina

Premium Budget Plan, Inc.                                       North Carolina

Seibels, Bruce & Company                                        South Carolina

Seibels Bruce Service Corporation                               South Carolina

Seibels Bruce Specialty, Inc.                                   South Carolina

South Carolina Insurance Company                                South Carolina

Universal Insurance Company                                     North Carolina

     The financial statements of these subsidiaries are included in the Registrant's consolidated financial statements.